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                                                                  EXHIBIT 23(F)


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The B.F.Goodrich Company on Form S-4 of our reports dated September 11, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K/A of Rohr, Inc. for the year ended July 31, 1997 and to the reference to us under the heading "Experts" in the Joint Proxy Statement/Prospectus which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

San Diego, California
November 12, 1997